Exhibit 10.2

Amendment No. 3 to
Primo Water Corporation
2010 Employee Stock Purchase Plan

This Amendment No. 3 (“Amendment”) to the 2010 Employee Stock Purchase Plan (the “Existing Plan”; as amended hereby, the “Plan”) of Primo Water Corporation, a Delaware corporation (the “Company”), is adopted by the Company February 28, 2019, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on March 5, 2010, and by the Stockholders on April 22, 2010, upon which date it became effective. The Existing Plan was previously amended pursuant to both that certain Amendment No. 1, which was approved by the Board on April 11, 2012 and by the Stockholders on May 16, 2012, and which became effective upon Stockholder approval and that certain Amendment No. 2, which was approved by the Board on March 3, 2017 and by the Stockholders on April 27, 2017, and which became effective upon Stockholder approval. Under Section 10.1 of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the Stockholders if Stockholder approval is required by applicable law. The Board has determined that it is in the best interests of the Company to extend the term of the Existing Plan for an additional five years so that the term of the Plan is extended to the fifteenth anniversary of the Effective Date.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1.	Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.
2.	Amendment to Existing Plan.

The fourth sentence of ARTICLE XI, TERM OF PLAN is hereby deleted in its entirety and replaced with the following:

“The Plan shall be in effect until the fifteenth anniversary of the Effective Date, unless sooner terminated under Article 10.”

3.

Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

***

Effective this 28th day of February 2019, subject to Stockholder approval.